UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017 (May 31, 2017)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street

New York, New York 10036

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On May 31, 2017, CIT Group Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and the other underwriters named on Schedule A thereto (collectively, the “Underwriters”), relating to the offer and sale in an underwritten offering of 325,000 shares of the Company’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”). The shares of Series A Preferred Stock were sold at a public offering price of $1,000.00 per share and the Underwriters agreed to purchase the shares from the Company at a discount of $17.538 per share. Dividends on the Series A Preferred Stock will accrue and be payable from the date of issuance to, but excluding, June 15, 2022, at a rate of 5.800% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2017. From and including June 15, 2022, the Company will pay dividends on the Series A Preferred Stock, when, as, and if declared, at a floating rate equal to the then applicable three-month U.S. dollar LIBOR rate plus a spread of 3.972% per annum, payable quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2022. The offering is expected to close on June 7, 2017, subject to customary closing conditions.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and its subsidiaries and the registration statement, prospectus, prospectus supplements and other documents and filings relating to the offering of the shares of Series A Preferred Stock. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-201417) previously filed with the SEC, including the prospectus contained therein, the preliminary prospectus supplement dated May 30, 2017, and the free writing prospectus and final prospectus supplement, each dated May 31, 2017, and filed by the Company with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure

On May 31, 2017, the Company issued a press release regarding the pricing terms of its previously announced underwritten public offering of shares of its Series A Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, attached hereto and incorporated by reference into Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibit attached hereto, shall not be deemed incorporated by reference into any of the Company’s reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto and incorporated by reference into Item 7.01, shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

1.1	Underwriting Agreement dated May 31, 2017, among CIT Group Inc., Morgan Stanley & Co. LLC and the other underwriters named on Schedule A thereto.
99.1	Press release dated May 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)

By:	/s/	John Fawcett
	Name:	John Fawcett
	Title:	Executive Vice President and Chief Financial Officer

Dated: June 6, 2017

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated May 31, 2017, among CIT Group Inc., Morgan Stanley & Co. LLC and the other underwriters named on Schedule A thereto.
99.1	Press release dated May 31, 2017.